EXHIBIT 21
                        SUBSIDIARIES OF THE REGISTRANT

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

                                State of                              %
   Name of Subsidiary        Incorporation         Owner           Ownership



The Westcap Corporation         Delaware     National Western Life       100%
                                             Insurance Company
NWL Investments, Inc.           Texas        National Western Life       100%
                                             Insurance Company
NWL Properties, Inc.            Texas        National Western Life       100%
                                             Insurance Company
NWL 806 Main, Inc.              Texas        National Western Life       100%
                                             Insurance Company
NWL Services, Inc.              Nevada       National Western Life       100%
                                             Insurance Company
NWL Financial, Inc.             Nevada       National Western Life       100%
                                             Insurance Company
National Annuity                Texas        NWL Properties, Inc.        100%
    Programs, Inc.
Regent Care Limited             Nevada       NWL Services, Inc.          100%
    Partner, Inc.
Regent Care General             Nevada       NWL Financial, Inc.         100%
    Partner, Inc.
Regent Care Operations
    General Partner, Inc.       Nevada       NWL Financial, Inc.         100%
Regent Care Operations
    Limited Partner, Inc.       Nevada       NWL Financial, Inc.         100%

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The subsidiaries conduct business under the same corporate names as detailed above.